UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2013

IAC/InterActiveCorp (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (I.R.S. Employer Identification No.)
555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)
Registrant’s telephone number, including area code: (212) 314-7300
__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Indenture

On November 15, 2013, in connection with its previously announced offering in a private placement (the “Offering”) of $500 million aggregate principal amount of 4.875% senior notes due 2018 (the “Notes”), IAC/InterActiveCorp (the “Company”), the guarantors party thereto and Computershare Trust Company, N.A., as trustee, executed an indenture relating to the Notes (the “Indenture”).

The information set forth under Item 2.03 is incorporated by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the subsidiaries of the Company party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Notes, executed a registration rights agreement (the “Registration Rights Agreement”) obligating the Company to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes (except that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer) or, if necessary, file a shelf registration statement with respect to resales of the Notes. The Company will use commercially reasonable efforts to cause the exchanges to be completed within 360 days after the issuance of the Notes. Holders of the Notes will be entitled to the payment of additional interest if the Company does not comply with these obligations within that time period.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference.

The Notes

The Company completed the Offering of the Notes on November 15, 2013. The Offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

The Notes will accrue interest at a rate of 4.875% per year from November 15, 2013, until maturity or earlier redemption. Interest on the Notes will be payable on May 30 and November 30 of each year, commencing on May 30, 2014. The Notes will mature on November 30, 2018.

At any time prior to November 30, 2014, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at the Company’s option, in whole or in part, at any time on or after November 30, 2014, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to November 30, 2014, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 104.875% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. If the Company experiences specific kinds of changes of control triggering events, it is required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by each of the Company’s subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s 4.75% senior notes due 2022 (the “2022 Notes”) and borrowings under the Company’s Credit Agreement, dated as of December 21, 2012 with JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). The Notes rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Notes and rank equal in right of payment to all existing and future unsubordinated indebtedness, including the 2022 Notes and borrowings under the Credit Agreement. However, the Notes are effectively subordinated to all of the Company’s and its subsidiaries’ secured indebtedness, including indebtedness under the Credit Agreement to the extent of the value of the collateral securing such indebtedness. The guarantees rank senior in right of payment with the Subsidiary Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment to the Notes and equal in right of payment to their existing and future unsubordinated indebtedness. The Notes and guarantees are also structurally subordinated to the indebtedness and other obligations of the Company’s non-guarantor subsidiaries with respect to the assets of such entities.

The Indenture, among other things, restricts the Company’s ability to:

•	create liens on certain assets;

•	incur additional debt;

•	make certain investments and acquisitions;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	sell certain assets;

•	pay dividends on or make distributions in respect of the Company’s capital stock or make restricted payments;

•	enter into certain transactions with the Company’s affiliates; and

•	place restrictions on distributions from subsidiaries.

These covenants are subject to important exceptions and qualifications. In addition, at any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing under the Indenture, the Company and its subsidiaries will not be subject to many of the foregoing covenants.

If an event of default as defined in the Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company or a significant subsidiary), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all of the outstanding Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:       /s/ GREGG WINIARSKI
Name:  Gregg Winiarski
Title:    Senior Vice President and General Counsel

Date:  November 15, 2013